Exhibit 10.1

EXECUTION COPY

REALOGY GROUP LLC
THE SUNSHINE GROUP (FLORIDA) LTD. CORP.
$500,000,000 3.375% Senior Notes due 2016

PURCHASE AGREEMENT

April 23, 2013

J.P. Morgan Securities LLC
as Representative of the
several other Initial Purchasers listed
in Schedule A hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:

Introductory. Realogy Group LLC, a Delaware limited liability company (the “Company”), and The Sunshine Group (Florida) Ltd. Corp., a Florida corporation (together with the Company, the “Issuers”), propose, subject to the terms and conditions stated herein, to issue and sell $500,000,000 principal amount of their 3.375% Senior Notes due 2016 (the “Notes”). The Notes will be issued pursuant to an indenture, to be dated as of April 26, 2013 (the “Indenture”), among the Issuers, Realogy Holdings Corp., a Delaware corporation and indirect parent of the Issuers and a guarantor of the Notes (“Holdings”), the subsidiary guarantors listed on Annex A hereto (together with Holdings, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes will be guaranteed on a senior basis by each of the Guarantors other than Holdings and on a senior subordinated basis by Holdings (collectively, the “Guarantees”).
The Issuers hereby confirm their agreement with J.P. Morgan Securities LLC, as representative (the “Representative”) of the several other initial purchasers listed in Schedule A hereto (the “Initial Purchasers”), concerning the purchase of the Notes from the Issuers by the Initial Purchasers.
The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions from the registration requirements of the Securities Act.
This Agreement, the Indenture, the Notes and the Guarantees are referred to in this Agreement collectively as the “Transaction Documents.”

The Issuers and the Guarantors hereby jointly and severally agree with the Initial Purchasers as follows:
1.  Representations and Warranties of the Issuers and the Guarantors. The Issuers and each Guarantor, jointly and severally, represent and warrant to, and agree with, the Initial Purchasers that:
(a)      A preliminary offering memorandum (the “Preliminary Offering Memorandum”) relating to the Notes and a final offering memorandum (the “Final Offering Memorandum”) disclosing the offering price and other final terms of the Notes and that is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement) have been or will be prepared by the Issuers. “General Disclosure Package” means the Preliminary Offering Memorandum, together with any Issuer Free Writing Communication (as hereinafter defined) existing at or prior to the time when sales of the Notes were first made (the “Applicable Time”) and the information that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to this Agreement (including the form of the term sheet listing the final terms of the Notes and their offering included in Schedule C to this Agreement). The Final Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Notes and as of the Closing Date (after giving effect to any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material (as hereinafter defined), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Issuers by the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.
(b)      “Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuers, used or referred to by the Issuers or containing a description of the final terms of the Notes or of their offering. “Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B to this Agreement and includes any electronic road show.

(c)      Each Issuer has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate or other organizational power and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the General Disclosure Package and the Final Offering Memorandum; and each Issuer is duly qualified to do business as a corporation or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, business, properties, results of operations or prospects of Holdings, the Company and its subsidiaries taken as a whole or on the performance by the Issuers and the Guarantors of their respective obligations under the Transaction Documents (“Material Adverse Effect”); and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule D hereto and minority interests in joint ventures and other non-controlling interests.
(d)      The documents incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and with all applicable rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)      Each Guarantor has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and as described in the General Disclosure Package and the Final Offering Memorandum; and each Guarantor is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Guarantor have been duly authorized and validly issued and are fully paid and nonassessable; and the capital stock or other ownership interests of each Guarantor (other than Holdings) are owned by the Company free from liens, encumbrances and defects except (A) as disclosed in the General Disclosure Package and the Final Offering Memorandum and (B) Permitted Liens (as defined in the Indenture).

(f)      The Indenture has been duly authorized by the Issuers and each of the Guarantors and, on the Closing Date, when duly executed and delivered by each of the parties thereto, will constitute a valid and binding obligation of the Issuers and each of the Guarantors enforceable against the Issuers and each of the Guarantors in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”), and will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Offering Memorandum.
(g)      The sale and issuance of the Notes have been duly authorized by the Issuers and, when duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided herein, the Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; the Notes will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Offering Memorandum; and the Guarantees of each Guarantor have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees will conform in all material respects to the descriptions thereof in the General Disclosure Package and the Final Offering Memorandum.
(h)      Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings between Holdings, the Company or any of its subsidiaries and any person that would give rise to a valid claim against Holdings, the Company, any of its subsidiaries or the Initial Purchasers for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated hereby and by the General Disclosure Package and the Final Offering Memorandum.
(i)      Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings between Holdings, the Company or any of its subsidiaries and any person granting such person the right to require the Issuers or any Guarantor to file a registration statement under the Securities Act with respect to any securities of Holdings, the Company or any of its subsidiaries.

(j)      No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required (except as may be required as a result of the identity or status of the Initial Purchasers and assuming compliance with the limitations and restrictions contained under the heading “Transfer restrictions” in the Preliminary Offering Memorandum and the Final Offering Memorandum) for the execution, delivery and performance by the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the consummation of the transactions contemplated by the Transaction Documents and the compliance by the Issuers and the Guarantors with the terms and provisions thereof, except (i) as may be required under state securities or “Blue Sky” laws, in connection with the transactions contemplated hereby, (ii) such as will have been obtained on or prior to the Closing Date, and (iii) for such consents, approvals, authorizations or orders as would not have a Material Adverse Effect, or that would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Transaction Documents.
(k)      The execution, delivery and performance by the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the consummation of the transactions contemplated by the Transaction Documents and the compliance by the Issuers and the Guarantors with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Holdings, the Company or any subsidiary of the Company or any of their properties (assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 3 of this Agreement and compliance with the limitations and restrictions contained under the heading “Transfer restrictions” in the Preliminary Offering Memorandum and the Final Offering Memorandum), (ii) any agreement or instrument to which Holdings, the Company or any such subsidiary is a party or by which Holdings, the Company or any such subsidiary is bound, which is material to Holdings, the Company or the subsidiaries of the Company taken as a whole or to which any of the properties of Holdings, the Company or any such subsidiary is subject, (iii) the charter or by-laws (or applicable formation documents) of Holdings, the Company or any such subsidiary or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of Holdings, the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument in which Holdings, the Company or any such subsidiary is a party or by which Holdings, the Company or any such subsidiary is bound or to which any of the properties, rights or assets of Holdings, the Company or any such subsidiary is subject, except, in the case of clauses (i), (ii) and (iv), where such breach, violation, default lien, charge or encumbrance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each Issuer has full corporate or other organizational power and authority to authorize, issue and sell the Notes as contemplated by this Agreement; and

the Guarantors have full power (corporate or otherwise) and authority to authorize and issue their respective Guarantees.
(l)      This Agreement has been duly authorized, executed and delivered by the Issuers and each Guarantor.
(m)      Each of the Company and its subsidiaries has valid title in fee simple to all real property (except any real property held by the Company or any of its subsidiaries subject to and in connection with its relocation services business) and good and valid title to all personal property (other than intellectual property, which is covered by Section 1(o) hereof) owned by them, in each case free and clear of all liens, encumbrances and defects except for Permitted Liens, as otherwise described in the General Disclosure Package and the Final Offering Memorandum or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(n)      Holdings, the Company and its subsidiaries (i) possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess adequate certificates, authorities or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) have not received any written or formal notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(o)      Subject to each of the franchise and license agreements entered into by the Issuers or any of the Guarantors, the Issuers and each of the Guarantors own or have the right to use such patents, patent licenses, trademarks, trademark licenses, service marks, service mark licenses and trade names and registrations thereof and other intellectual property (collectively, “Intellectual Property”) as are necessary to carry on their respective businesses as presently conducted free of all liens other than Permitted Liens, except where the failure to own or possess any of the Intellectual Property would not reasonably be expected to have a Material Adverse Effect; and except as would not reasonably be expected to have a Material Adverse Effect, all such Intellectual Property is valid and enforceable, has not expired or been abandoned, does not infringe or otherwise violate the rights of others and is not being infringed or otherwise violated by others. In addition to, and not in limitation of, anything else contained in this paragraph (o), the Company or a subsidiary thereof is the exclusive owner of all rights, title and interest (subject to all existing franchise and license agreements referred to above) in and to the Company IP (as defined below) within the United States and outside the United States is the owner of the registrations and applications as are necessary to carry on its business as such description is included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and as currently conducted, except where the failure to be such owner would not have a Material Adverse Effect. The Intellectual Property with respect to the Company’s ERA Franchise Systems LLC, Century 21 Real Estate LLC, Coldwell Banker LLC, Cartus Corporation, Title Resource Group LLC, NRT LLC, Better Homes and Gardens Real Estate LLC and Sotheby’s International Realty Affiliates LLC businesses (as such description is included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and as currently conducted) is referred to herein as the “Company IP”.
(p)      Except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Issuers and the Guarantors, threatened against or affecting Holdings, the Company or any of its subsidiaries or any of their respective properties that would be required by the Securities Act to be disclosed in a registration statement to be filed with the Commission or that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement.
(q)      The consolidated financial statements and the related notes thereto included or incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial position of (1) the Company and its subsidiaries, (2) Holdings and its subsidiaries and (3) PHH Home Loans, L.L.C. (“PHH”) and its subsidiaries, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; except as otherwise stated therein, such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; any supporting schedules included or incorporated by reference in the General Disclosure Document and the Final Offering Memorandum present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries, Holdings and its subsidiaries and PHH and its subsidiaries and presents fairly in all material respects the information shown thereby.
(r)      Since the date of the most recent financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, (A) there has not been any material change in the capital stock or any change in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (B) none of Holdings, the Company or any of its subsidiaries has entered into any transaction or agreement that is material to Holdings, the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Holdings, the Company and its subsidiaries taken as a whole; and (C) none of Holdings, the Company or any of its subsidiaries has sustained any material loss or interference with its respective business from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
(s)      None of the Issuers or any of the Guarantors is an open-end investment company, unit investment trust or a face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and none of the Issuers or any of the Guarantors is or, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Memorandum, will be an “investment company” or “controlled” by an “investment company” as defined in the Investment Company Act.
(t)      No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Notes, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.
(u)      None of the Issuers or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.
(v)      Assuming the accuracy of the representations of the Initial Purchasers in Section 3 of this Agreement, the offer and sale of the Notes to the Initial Purchasers and the offer, resale and delivery of the Notes by the Initial Purchasers in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof and Regulation S (“Regulation S”) thereunder; and it is not necessary to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.
(w)      None of the Issuers or any of their respective affiliates, or any person acting on its or their behalf (except the Initial Purchasers, as to which the Issuers and the Guarantors make no representation or warranty) (i) has, within the six-

month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Notes or any security of the same class or series as the Notes or (ii) has offered or will offer or sell the Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuers, their respective affiliates and any person acting on their behalf (except the Initial Purchasers, as to which the Issuers and Guarantors make no representation or warranty) have complied and will comply with the offering restrictions requirement of Regulation S. The Issuers have not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.
(x)      None of Holdings, the Company or any of its subsidiaries or any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(y)      Except as described in the General Disclosure Package and the Final Offering Memorandum, no “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the Exchange Act (i) has imposed (or has informed the Issuers or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Issuers’ or any Guarantor’s retaining any rating assigned to the Issuers or any Guarantor or any securities of the Issuers or any Guarantor or (ii) has indicated to the Issuers that it is considering (a) any downgrading in the rating of any debt securities of the Company or any of its subsidiaries or (b) any announcement that the Company or any of its subsidiaries has been placed on negative outlook.
(z)      The sale of the Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.
(aa)      Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, none of Holdings, the Company or any of its subsidiaries is (i) in violation of its respective charter or by-laws, or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument, to which Holdings, the Company, or any of its subsidiaries is a party or by which Holdings, the Company or any of its subsidiaries or their respective property or assets is bound, or (iii) in violation of any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Holdings, the Company or any of its subsidiaries or any of their respective properties or assets, except for such default or violation in the case of clauses (ii) and (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(bb)      Holdings, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as Holdings and the Company believe are adequate to protect Holdings, the Company and its subsidiaries and their respective businesses; and none of Holdings, the Company or any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business; except where any failure of the foregoing to be true and correct would not reasonably be expected to have a Material Adverse Effect.
(cc)      Immediately after the consummation of the transactions contemplated by this Agreement, neither of the Issuers will be Insolvent. As used in this paragraph, the term “Insolvent” means, with respect to a particular date, that on such date (i) the present fair value of the assets of an Issuer is less than the total amount required to pay the liabilities of such Issuer on its total existing debts and liabilities (including contingent liabilities) as such debts and liabilities mature; (ii) assuming the consummation of the transactions contemplated by this Agreement, an Issuer intends to incur debt or liabilities that would be beyond such Issuer’s ability to pay or refinance as such debts and liabilities mature; (iii) an Issuer is engaged in a business or a transaction, or is about to engage in business or a transaction, for which any property remaining of such Issuer would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Issuer is engaged or (iv) an Issuer is a defendant in any civil action that would reasonably be expected to result in a judgment that such Issuer is or would become unable to satisfy.
(dd)      Holdings and its subsidiaries and the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to Holdings’ and the Company’s management as appropriate to allow timely decisions regarding required disclosure. Holdings and its subsidiaries and the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)      Holdings and its subsidiaries and the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. There are no material weaknesses or significant deficiencies in the internal controls of the Company and its subsidiaries.
(ff)      The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(gg)      To the best knowledge of the Issuers and the Guarantors, except as disclosed in the General Disclosure Package and the Final Offering Memorandum, no dispute exists or is imminent between the Company or a subsidiary of the Company and one or more parties that license a franchise, directly or indirectly, from Holdings, the Company or a subsidiary of the Company (each a “Franchisee”) that could reasonably be expected to have a Material Adverse Effect.
(hh)      Each Franchisee is such by virtue of being a party to a franchise contract with Holdings, the Company or a subsidiary thereof and assuming each such contract has been duly authorized, executed and delivered by the parties thereto, other than Holdings, the Company or a subsidiary thereof, each such contract constitutes a valid, legal and binding obligation of each party thereto, enforceable against Holdings, the Company or a subsidiary thereof in accordance with its terms, except (i) for any one or more of such franchise contracts as would not reasonably be expected to have a Material Adverse Effect, and (ii) to the extent that enforcement thereof may be limited by the Enforceability Exceptions.

(ii)      The Issuers and each Guarantor have complied and are currently complying in all material respects with the rules and regulations of the United States Federal Trade Commission and the comparable laws, rules and regulations of each state or state agency applicable to the franchising business of the Issuers and such Guarantor in each state in which the Issuers or such Guarantor is doing business. Holdings, the Company and each subsidiary thereof have complied and are currently complying in all material respects with the Federal Real Estate Settlement Procedures Act and the real estate brokerage laws, rules and regulations of each state or state agency applicable to the real estate franchising business of Holdings, the Company and such subsidiary in each state in which Holdings, the Company or such subsidiary is doing business. Each of the Company’s subsidiaries that engages in the title insurance business has complied and is currently complying in all material respects with applicable insurance laws in each state in which such subsidiary is doing business.
(jj)      Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Issuers or any member of their respective “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”), has been established and maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed, or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code as applicable), whether or not waived; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) none of the Issuers or any member of their respective Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), in each case except as would not have a Material Adverse Effect.
(kk)      PricewaterhouseCoopers LLP, who has certified certain financial statements of Holdings and its subsidiaries and the Company and its subsidiaries, is an independent registered public accounting firm with respect to Holdings and its subsidiaries and the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States). ParenteBeard LLC, who has certified certain financial statements of PHH and its subsidiaries, is an independent registered public accounting firm with respect to PHH and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(ll)      Holdings, the Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns, and have paid all taxes shown as due thereon (other than those being contested in good faith and by appropriate proceedings), except where failure to file such tax returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the General Disclosure Package and the Final Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against Holdings, the Company or any of its subsidiaries or any of their respective properties or assets, except as would not reasonably be expected to have a Material Adverse Effect.
(mm)      None of Holdings, the Company or any of its subsidiaries or, to the best knowledge of the Issuers and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of Holdings, the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(nn)      None of the Issuers or any of the Guarantors has taken or will take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in any stabilization or manipulation of the price of the Notes.
(oo)      No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum have been made or reaffirmed without a reasonable basis or have been disclosed other than in good faith.
(pp)      Nothing has come to the attention of the Issuers that has caused the Issuers to believe that the statistical and market-related data included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum is not based on or derived from sources that are reliable, it being understood that the Issuers have not independently verified any data from third party sources, nor have the Issuers ascertained the underlying economic assumptions relied upon in such data.

(qq)      There are no contracts or documents which would be required by the Securities Act to be described in a registration statement to be filed with the Commission that are not so described in or incorporated by reference into the General Disclosure Package and the Final Offering Memorandum, and each such contract or document conforms in all material respects to the description thereof contained in or incorporated by reference into the General Disclosure Package and the Final Offering Memorandum.
(rr)      No relationship, direct or indirect, exists between or among Holdings, the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of Holdings, the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission that is not so described in or incorporated by reference into the General Disclosure Package and the Final Offering Memorandum.
(ss)      The operations of Holdings, the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings, the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuers and the Guarantors, threatened, except in each case as would not have a Material Adverse Effect.
(tt)      None of Holdings, the Company, any of its subsidiaries or, to the knowledge of the Issuers and the Guarantors, any director, officer, agent, employee or affiliate of Holdings, the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(uu)      No subsidiary of the Company that is a Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the

Company, except as disclosed in the General Disclosure Package and the Final Offering Memorandum.
(vv)      There is and has been no failure on the part of either Holdings or the Company or their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ww)      No order has been issued and no proceedings, litigation or investigation have been initiated or, to the best knowledge of the Issuers and each of the Guarantors, threatened before the Commission or any other federal, state or local or other governmental or regulatory agency, authority or instrumentality or court or arbitrator with respect to the Pricing Disclosure Package or the Final Offering Memorandum or the issuance, execution, delivery and performance of the Transaction Documents.
(xx)      The statements in the Pricing Disclosure Package and the Final Offering Memorandum, under the headings “Certain United States federal income tax considerations for Non-U.S. Holders” and “Description of notes”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
2.      Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers agree to sell to the several Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of % of the principal amount thereof (the “Purchase Price”), the principal amount of the Notes as set forth opposite the names of the several Initial Purchasers in Schedule A hereto, in each case plus accrued interest from April 26, 2013 to the Closing Date (as defined below).
On the Closing Date, the Issuers will deliver against payment of Purchase Price the Notes to be offered and sold by the Initial Purchasers hereunder in reliance on Regulation S and in reliance on Rule 144A under the Securities Act to the accounts of the Initial Purchasers in the form of one or more global securities (the “Global Securities”) in registered form without interest coupons attached which will be deposited with the Trustee, in its capacity as custodian for The Depositary Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.
Payment for the Notes to be offered and sold by the Initial Purchasers in reliance on Regulation S (the “Regulation S Securities”) and the Notes to be offered and sold by each Initial Purchaser in reliance on Rule 144A (the “144A Securities”) shall be made by the Initial Purchasers in Federal (same-day) funds by wire transfer to an account at a bank acceptable to the Representative at the office of Simpson Thacher & Bartlett LLP at 10:00 A.M. (New York time), on April 26, 2013 or at such other time not later than seven full business days thereafter as the

Representative and the Issuers determine, such date and time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities. The Global Securities will be made available for checking at the office of Simpson Thacher & Bartlett LLP at least 24 hours prior to the Closing Date.
3.      Representations by Initial Purchasers; Resale by Initial Purchasers.
(a)      Each Initial Purchaser severally represents and warrants to the Issuers that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
(b)      Each Initial Purchaser severally acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold the Notes and will offer and sell the Notes (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, in each case only in accordance with Rule 144A (“Rule 144A”) or Rule 903 under the Securities Act. Accordingly, neither the Initial Purchasers nor their affiliates, nor any persons acting on their behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and the Initial Purchasers, their affiliates and all persons acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of sale of the Notes, other than a sale pursuant to Rule 144A, each Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Notes from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S.
(c)      Each Initial Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement and any such arrangements with the other Initial Purchaser or affiliates of the other Initial Purchaser without the prior written consent of the Issuers.
(d)      Each Initial Purchaser severally agrees that it and each of its affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
(e)      Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers or the Guarantors; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
(f)      Each Initial Purchaser severally agrees that, in relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Notes to the public in that Relevant Member State other than: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representative; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive. For the purposes of this Section 3(f), the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes and relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
4.      Certain Agreements of the Issuers and the Guarantors. The Issuers and each Guarantor, jointly and severally, agree with the several Initial Purchasers that:
(a)      The Issuers will advise the Representative as soon as reasonably practicable of any proposal to amend or supplement the Preliminary or Final Offering Memorandum, or filing with the Commission any document that will be incorporated by reference therein, and will not effect such amendment, supplementation or filing without the Representative’s consent, which consent will not be unreasonably withheld or delayed. If, at any time prior to the completion of the resale of the Notes by each Initial Purchaser, there occurs an event or development as a result of which the Preliminary or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, or if it is necessary at any such time to amend or supplement the Preliminary or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material to comply with any applicable law, the Issuers as soon as reasonably practicable will notify the Representative of such event and promptly will prepare, at their own expense, an amendment or supplement, or file with the Commission a document that will be incorporated by reference therein, which will correct such statement or omission or effect such compliance. Neither the Representative’s consent to, nor the Initial Purchasers’ delivery to investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.
(b)      The Issuers and each of the Guarantors will furnish to the Initial Purchasers copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative reasonably requests. At any time when Holdings or the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Issuers and the Guarantors will promptly furnish or cause to be furnished upon request of the Representative or holders or prospective purchasers of the Notes, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Issuers will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

(c)      The Issuers will arrange for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Notes by each Initial Purchaser, provided that each Issuer will not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(d)      During the period of one year hereafter, each Issuer will furnish upon request to the Initial Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year, if one is prepared; and each Issuer will furnish to the Initial Purchasers such other information concerning such Issuer as the Representative may reasonably request; provided that such information shall be deemed to have been furnished to the Initial Purchasers if it has been filed by the Company or Holdings on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
(e)      During the period of one year after the Closing Date, the Issuers will, upon request, furnish to the Initial Purchasers and any holder of Notes a copy of the restrictions on transfer applicable to the Notes.
(f)      The Issuers will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them unless such Notes are sold in a transaction registered under the Securities Act.
(g)      Each Issuer will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
(h)      The Issuers and the Guarantors will, jointly and severally, pay all expenses incidental to the performance of their obligations under the Transaction Documents, including (i) the fees and expenses of the Trustee and any paying agent and their respective professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Notes and any taxes payable in that connection, and the preparation and printing of the Notes, the Transaction Documents, the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum, all exhibits, amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Notes; (iii) the fees and expenses of the Issuers’ and the Guarantors’ counsel and independent accountants; (iv) all expenses and fees incurred in connection with the approval of the Notes for book-entry transfer by DTC; (v) the cost of any advertising approved by the Issuers in connection with the issue of the Notes; (vi) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification and determination of eligibility for investment of the Notes for sale under the laws of such jurisdictions in the United States and Canada as the Representative designates and the printing of memoranda relating thereto; (vii) for any fees charged by investment rating agencies for the rating of the Notes; (viii) for expenses incurred in distributing the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum (including any exhibits, amendments and supplements thereto) and any Supplemental Marketing Material to the Initial Purchasers; and (ix) the expenses incurred by the Issuers in connection with any “road show” presentation to potential investors. The Issuers will also pay or reimburse the Initial Purchasers (to the extent incurred by them) for all travel expenses of the Initial Purchasers and the Issuers’ respective officers and employees and any other expenses of the Initial Purchasers and the Issuers in connection with attending or hosting meetings with prospective purchasers of the Notes from the Initial Purchasers. It is understood, however, that except as provided in this Section 4 and Sections 7 and 9, the Initial Purchasers will pay all of their respective costs and expenses, including, without limitation, fees and disbursements of their counsel, transfer taxes payable on the resale of the Notes by them and any advertising expenses created by each Initial Purchaser in connection with the issuance and resales of the Notes.
(i)      In connection with the offering, until the Initial Purchasers shall have notified the Issuers of the completion of the resale of the Notes, neither the Issuers nor any of their respective affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which the Issuers or any of their respective affiliates has a beneficial interest any such Notes or knowingly attempt to induce any person to purchase any such Notes; and neither the Issuers nor any of their respective affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, such Notes.
(j)      For a period of 60 days after the Closing Date, the Issuers and each of the Guarantors will not offer or sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by Holdings, the Issuers or the Guarantors and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative. The Issuers and the Guarantors will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Notes.
(k)      The Issuers will reasonably assist each Initial Purchaser in arranging for the Notes to be eligible for clearance and settlement through DTC.

(l)      The Issuers will notify the Representative as soon as reasonably practicable, and confirm the notice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the General Disclosure Package or the Final Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Notes as a result of which any of the General Disclosure Package or the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such General Disclosure Package or the Final Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the General Disclosure Package or the Final Offering Memorandum or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
(m)      The Company will apply the net proceeds from the sale of the Notes as described in the General Disclosure Package and the Final Offering Memorandum under the heading “Use of proceeds”.
(n)      None of the Issuers nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.
(o)      None of the Issuers nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes in a manner that would require registration of the Notes under the Securities Act.
(p)      None of the Issuers or any of their respective affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.
5.      Free Writing Communications. (a) Each Issuer represents and agrees that, unless it has obtained or obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Notes that would constitute Supplemental Marketing Material or an Issuer Free Writing Communication.

(a)      Each Initial Purchaser represents and agrees that it has not made and will not make any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Notes other than (i) the Preliminary Offering Memorandum and the Final Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the General Disclosure Package or the Final Offering Memorandum, (iii) any written communication listed on Schedule B or prepared pursuant to Section 5(a) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Issuers in advance in writing or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the General Disclosure Package or the Final Offering Memorandum.
6.      Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Issuers and each of the Guarantors herein, in the case of representations and warranties which are qualified as to materiality, and to the accuracy in all material respects of the representations and warranties on the part of the Issuers and each of the Guarantors herein, in the case of representations and warranties that are not so qualified, to the accuracy in all material respects of the statements of each of the officers of the Issuers and each of the Guarantors made pursuant to the provisions hereof, to the performance in all material respects by the Issuers and each of the Guarantors of their respective obligations hereunder and to the following additional conditions precedent:
(a)      The Representative shall have received a letter or letters from PricewaterhouseCoopers LLP at the date hereof in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, and a letter or letters from PricewaterhouseCoopers LLP to be delivered at the Closing Date reaffirming the statements made in each such letter or letters, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than three business days prior to the Closing Date.
(b)      Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) except as set forth in the General Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto on or after the date of this Agreement) any change, or any development or event involving a prospective change, in the financial condition, business, properties, management, prospects or results of operations of Holdings, the Company and its subsidiaries taken as one enterprise, which, in the judgment of the Representative is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of the Issuers by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuers (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Issuers have been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on The New York Stock Exchange or the Nasdaq Stock Market, or any setting of minimum prices for trading on such exchanges, or any suspension of trading of any securities issued or guaranteed by Holdings or the Issuers on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any change in financial markets or any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative the effect of any such attack, outbreak, escalation, act, change, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.
(c)      No event or condition of a type described in Section 1(r) hereof shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Final Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the Closing Date, on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Final Offering Memorandum.
(d)      The Representative shall have received an opinion, a tax opinion and a negative assurance letter, dated the Closing Date and addressed to the Initial Purchasers, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Issuers and the Guarantors, substantially in the forms of Exhibit A-1 and Exhibit A-2 attached hereto.
(e)      The Representative shall have received an opinion including a negative assurance letter, dated the Closing Date and addressed to the Initial Purchasers, of Marilyn J. Wasser, Executive Vice President, General Counsel and Corporate Secretary of the Issuers, substantially in the form of Exhibit B attached hereto.

(f)      The Representative shall have received opinions, dated the Closing Date, of local counsel in Florida and Michigan, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit C.
(g)      The Representative shall have received from Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the validity of the Notes, the Final Offering Memorandum and the General Disclosure Package, the exemption from registration for the offer and sale of the Notes by the Issuers to the Initial Purchasers and the resales by the Initial Purchasers as contemplated hereby and other related matters as the Representative may reasonably require, and the Issuers and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(h)      The Issuers and the Guarantors shall deliver to the Representative, among other documents and certificates as the Representative shall reasonably request including certificates of good standing from the jurisdiction of incorporation or organization of each such entity, and certificates of good standing in such jurisdictions as the Representative reasonably requests, Secretary’s Certificates, dated the Closing Date, reasonably satisfactory to the Representative which shall include the following documents with respect to the Issuers and each of the Guarantors: (i) certificates of incorporation or organization, (ii) by-laws or comparable organizational documents, (iii) resolutions and minutes of the meetings of the Board of Directors of each entity and certain committees thereto, or comparable documents, in each case, relating to the Transaction Documents, (iv) incumbency certificates listing persons authorized to execute each of the Transaction Documents, and (v) in the case of the Issuers, true, correct and complete copies of the executed Global Securities.
(i)      The Representative shall have received a certificate or certificates, dated the Closing Date, of an executive officer of the Issuers and of each Guarantor, with specific knowledge about the Issuers’ or such Guarantor’s financial matters, satisfactory to the Representative, in which such officer, to the best of such officer’s knowledge after reasonable investigation, shall state that the representation set forth in Section 1(a) hereof is true and correct, that the respective other representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified, that each of the Issuers and the Guarantors has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package (exclusive of any amendment or supplement thereto on or after the date of this Agreement) there has been no change, nor any development or event involving a prospective change, that would constitute a material adverse change in the financial condition, business, properties or results of operations of Holdings, the Company and its subsidiaries, taken as a whole except as set forth in the General Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto on or after the date of this Agreement).
(j)      The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two officers of the Company who are responsible for financial and accounting matters, substantially in the form of Exhibit D hereto, with respect to certain financial information contained in the General Disclosure Package and the Final Offering Memorandum.
(k)      The Indenture shall have been duly executed and delivered by a duly authorized officer of each of the Issuers, the Guarantors and the Trustee, and the Notes shall have been duly executed and delivered by a duly authorized officer of the Issuers and duly authenticated by the Trustee.
(l)      The Notes shall be eligible for clearance and settlement through DTC.
(m)      The Representative shall have received evidence reasonably satisfactory to it that, substantially simultaneously with the purchase of the Notes by the Initial Purchasers, the Company will apply the net proceeds thereof as described in the General Disclosure Package and the Final Offering Memorandum under the heading “Use of proceeds”.
The Issuers will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive compliance with any conditions to the obligations of the Initial Purchasers hereunder.
7.      Indemnification and Contribution. (a) The Issuers and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its partners, members, affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the General Disclosure Package, the Final Offering Memorandum, any Issuer Free Writing Communication or any Supplemental Marketing Material (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in the General Disclosure Package, the Final Offering

Memorandum, any Issuer Free Writing Communication or any Supplemental Marketing Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in (b) below.
(a)      Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers and each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Issuers or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in the General Disclosure Package, the Final Offering Memorandum, any Issuer Free Writing Communication or any Supplemental Marketing Material (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: (i) the statements concerning each Initial Purchaser contained in the fourth and fifth sentences of the seventh paragraph and (ii) the ninth paragraph under the caption “Plan of distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.
(b)      If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses or exposures to additional liability) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the

Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to a conflict of interest based on the advice of counsel to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any of local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by each Initial Purchaser, and any such separate firm for the Issuers, the Guarantors, their respective directors and officers and any control persons of the Issuers and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(c)      If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers and the Guarantors on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand, and the Initial Purchasers, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the

Issuers, without duplication, from the sale of the Notes and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Notes. The relative fault of the Issuers and the Guarantors on the one hand, and the Initial Purchasers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(d)      The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
(e)      The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
8.      Default of Initial Purchasers. (a) If any Initial Purchaser defaults in its obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Initial Purchaser agreed but failed to purchase does not exceed 10% of the total principal amount of Notes, the Initial Purchasers may make arrangements satisfactory to the Issuers for the purchase of such Notes by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Initial Purchaser agreed but failed to purchase. If any Initial Purchaser so defaults and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes and arrangements satisfactory to the Initial Purchasers and the Issuers for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuers, except as provided in Section 9.
(a)      As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 8. Nothing in this Section 8 will relieve a defaulting Initial Purchaser from liability for its default.
9.      Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, the Guarantors or their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Issuers, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Notes by the Initial Purchasers is not consummated, the Issuers and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 4 and the respective obligations of the Issuers, the Guarantors and the Initial Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Notes by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) (except for any suspension of trading of any securities of Holdings or the Issuers), (v), (vi) or (vii) of Section 6(b), the Issuers and the Guarantors will, jointly and severally, reimburse each Initial Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.
1.      Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.
2.      Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by telecopy, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:
(a)    if to the Initial Purchasers:
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Telecopy No.: (212) 270-1063
Confirmation No.: (212) 270-4450
Attention: David Dwyer

with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Telecopy No.: (212) 455-2502
Confirmation No.: (212) 455-7086
Attention: Arthur D. Robinson, Esq.
Attention: Marisa Stavenas, Esq.
Confirmation No: (212) 455-2303
(b)    if to the Issuers or a Guarantor:
Realogy Group LLC
175 Park Avenue
Madison, NJ 07904
Telecopy No.: (973) 408-7004
Confirmation No.: (973) 407-5370
Attention: General Counsel
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Telecopy No.: (917) 777-3497
Confirmation No.: (212) 735-3497
Attention: Stacy Kanter, Esq.

3.      Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Notes shall be entitled to enforce the agreements for their benefit contained in the second sentence of Section 4(b) hereof against the Issuers and the Guarantors as if such holders were parties hereto.
4.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
5.      Absence of Fiduciary Relationship. The Issuers and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Issuers and the Guarantors with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or fiduciary to, or agent of the Issuers, the Guarantors or any other person. Additionally, neither the Representative nor any Initial Purchaser is advising the Issuers, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchasers shall have any responsibility or liability to the Issuers or the Guarantors with respect thereto. Any review by the Representative or an Initial Purchaser of the Issuers, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Issuers, the Guarantors or any other person.
6.      Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
7.      Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
8.      Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow  the Initial Purchasers to properly identify their respective clients.
9.      Headings. All headings of the sections and subparts thereof of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement.
10.      Jurisdiction. The Issuers and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Initial Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Issuers, the Guarantors and each Initial Purchaser in accordance with its terms.

Very truly yours,

REALOGY GROUP LLC

By:__/s/ Anthony E. Hull___________
Name: Anthony E. Hull
Title: Chief Financial Officer

THE SUNSHINE GROUP (FLORIDA) LTD. CORP.

By:__/s/ Anthony E. Hull____________
Name: Anthony E. Hull
Title: Executive Vice President

REALOGY HOLDINGS CORP.

By:__/s/ Anthony E. Hull____________
Name: Anthony E. Hull
Title: Chief Financial Officer

CARTUS CORPORATION
CDRE TM LLC
NRT INSURANCE AGENCY, INC.
REALOGY OPERATIONS LLC
REALOGY SERVICES GROUP LLC
REALOGY SERVICES VENTURE PARTNER LLC
SOTHEBY’S INTERNATIONAL REALTY LICENSEE LLC
WREM, INC.

By: __/s/ Anthony E. Hull____________

Name:	Anthony E. Hull

Title:	Chief Financial Officer

CARTUS ASSET RECOVERY CORPORATION
LAKECREST TITLE, LLC
NRT PHILADELPHIA LLC
REFERRAL NETWORK LLC

By: __/s/ Anthony E. Hull____________

Name:	Anthony E. Hull

Title:	Executive Vice President & Treasurer

AMERICAN TITLE COMPANY OF HOUSTON
ATCOH HOLDING COMPANY
BURNET TITLE LLC
BURNET TITLE HOLDING LLC
CASE TITLE COMPANY
CORNERSTONE TITLE COMPANY
EQUITY TITLE COMPANY
EQUITY TITLE MESSENGER SERVICE HOLDING LLC
FRANCHISE SETTLEMENT SERVICES LLC
GUARDIAN HOLDING COMPANY
GUARDIAN TITLE AGENCY, LLC
GULF SOUTH SETTLEMENT SERVICES, LLC
KEYSTONE CLOSING SERVICES LLC
MARKET STREET SETTLEMENT GROUP LLC
MID-ATLANTIC SETTLEMENT SERVICES LLC
NATIONAL COORDINATION ALLIANCE LLC
NRT SETTLEMENT SERVICES OF MISSOURI LLC
NRT SETTLEMENT SERVICES OF TEXAS LLC
PROCESSING SOLUTIONS LLC
SECURED LAND TRANSFERS LLC
ST. JOE TITLE SERVICES LLC
TAW HOLDING INC.
TEXAS AMERICAN TITLE COMPANY
TITLE RESOURCE GROUP AFFILIATES HOLDINGS LLC
TITLE RESOURCE GROUP HOLDINGS LLC
TITLE RESOURCE GROUP LLC
TITLE RESOURCE GROUP SERVICES LLC
TITLE RESOURCES INCORPORATED
TRG SETTLEMENT SERVICES, LLP

By: __/s/ Thomas N. Rispoli____________

Name:	Thomas N. Rispoli

Title:	Chief Financial Officer

BETTER HOMES AND GARDENS REAL ESTATE LLC
BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC
CENTURY 21 REAL ESTATE LLC
CGRN, INC.
COLDWELL BANKER LLC
COLDWELL BANKER REAL ESTATE LLC
ERA FRANCHISE SYSTEMS LLC
GLOBAL CLIENT SOLUTIONS LLC
ONCOR INTERNATIONAL LLC
REALOGY FRANCHISE GROUP LLC
REALOGY GLOBAL SERVICES LLC
REALOGY LICENSING LLC
SOTHEBY’S INTERNATIONAL REALTY AFFILIATES LLC
WORLD REAL ESTATE MARKETING LLC

By: __/s/ Andrew G. Napurano____________

Name:	Andrew G. Napurano

Title:	Chief Financial Officer

ALPHA REFERRAL NETWORK LLC
BURGDORFF LLC
BURNET REALTY LLC
CAREER DEVELOPMENT CENTER, LLC
CB COMMERCIAL NRT PENNSYLVANIA LLC
COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC
COLDWELL BANKER PACIFIC PROPERTIES LLC
COLDWELL BANKER REAL ESTATE SERVICES LLC
COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY
COLDWELL BANKER RESIDENTIAL BROKERAGE LLC
COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.
COLORADO COMMERCIAL, LLC
HOME REFERRAL NETWORK LLC
JACK GAUGHEN LLC
NRT ARIZONA LLC
NRT ARIZONA COMMERCIAL LLC
NRT ARIZONA REFERRAL LLC
NRT COLORADO LLC
NRT COLUMBUS LLC
NRT COMMERCIAL LLC
NRT COMMERCIAL UTAH LLC
NRT DEVELOPMENT ADVISORS LLC
NRT DEVONSHIRE LLC
NRT HAWAII REFERRAL, LLC
NRT LLC
NRT MID-ATLANTIC LLC

By: __/s/ Kevin R. Greene____________
Name:    Kevin R. Greene
Title:    Chief Financial Officer

NRT MISSOURI LLC
NRT MISSOURI REFERRAL NETWORK LLC
NRT NEW ENGLAND LLC
NRT NEW YORK LLC
NRT NORTHFORK LLC
NRT PITTSBURGH LLC
NRT REFERRAL NETWORK LLC
NRT RELOCATION LLC
NRT REOEXPERTS LLC
NRT SUNSHINE INC.
NRT TEXAS LLC
NRT UTAH LLC
NRT WEST, INC.
REAL ESTATE REFERRAL LLC
REAL ESTATE REFERRALS LLC
REAL ESTATE SERVICES LLC
REFERRAL ASSOCIATES OF NEW ENGLAND LLC
REFERRAL NETWORK, LLC
REFERRAL NETWORK PLUS, INC.
SOTHEBY’S INTERNATIONAL REALTY, INC.
SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC
THE SUNSHINE GROUP, LTD.
VALLEY OF CALIFORNIA, INC.

By: __/s/ Kevin R. Greene____________
Name:    Kevin R. Greene
Title:    Chief Financial Officer

The foregoing Purchase Agreement is hereby
confirmed and accepted as of the date first above
written.

J.P. MORGAN SECURITIES LLC
For itself and on behalf of the several other
Initial Purchasers listed in Schedule A hereto.

By:___/s/ Chris Lingenfelter____________
    Authorized Signatory

SCHEDULE A

Initial Purchaser	Principal Amount of Notes

J.P. Morgan Securities LLC.	$333,000,000
Goldman, Sachs & Co.	50,100,000
Barclays Capital Inc..	33,400,000
Citigroup Global Markets Inc..	33,400,000
Credit Suisse Securities (USA) LLC.	20,875,000
Credit Agricole Securities (USA) Inc..	20,875,000
CRT Capital Group LLC.	8,350,000
Total	$500,000,000

Schedule A-1
093331-4206-14206-13934990

SCHEDULE B
Issuer Free Writing Communications
Term Sheet in the form of Schedule C hereto.

Schedule B-1
093331-4206-14206-13934990

SCHEDULE C
Strictly Confidential

Pricing Term Sheet, dated April 23, 2013
to Preliminary Offering Memorandum dated April 23, 2013

Realogy Group LLC

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S under the Securities Act) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only (1) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuers:	Realogy Group LLC and The Sunshine Group (Florida) Ltd. Corp.
Security description:	3.375% Senior Notes due 2016
Distribution:	Rule 144A/Regulation S for life
Face:	$500,000,000
Issue price:	100% of face amount
Maturity:	May 1, 2016
Coupon:	3.375%
Gross proceeds:	$500,000,000
Yield to maturity:	3.375%
Spread to benchmark treasury:	+304 bps
Benchmark treasury:	UST 0.25% due April 15, 2016
Interest payment dates:	May 1 and November 1, commencing November 1, 2013
Interest payment record dates:	April 15 and October 15

Schedule C-1
093331-4206-14206-13934990

Equity clawback:
Up to 40% of the original aggregate principal amount of the notes (including any additional notes) at any time and from time to time prior to maturity with the net cash proceeds of certain equity offerings at a price equal to 103.375% of the principal amount thereof plus accrued and unpaid interest to the date of redemption.

Optional redemption:
At any time prior to maturity, the Issuers may redeem some or all of the notes at a price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” premium of T+50 bps, plus accrued and unpaid interest, to the date of redemption.

Change of control:	Putable at 101% of principal plus accrued and unpaid interest
Trade date:	April 23, 2013
Settlement date:	April 26, 2013 (T+3)
CUSIP:	144A: 75606BAA3 REG S: U7535NAA3
ISIN	144A: US75606BAA35 REG S: USU7535NAA38
Denominations/multiple:	Denominations of $2,000 and any integral multiples of $1,000
Joint book-running managers:	J.P. Morgan Goldman, Sachs & Co. Barclays Citigroup Credit Suisse Credit Agricole CIB
Co-manager:	CRT Capital

__________________________________________________

Changes from Preliminary Offering Memorandum:

Offering size

The Issuers have increased the offering size of the notes from $450 million aggregate principal amount to $500 million aggregate principal amount. Corresponding changes will be made wherever applicable to the Preliminary Offering Memorandum, including as discussed below.

Schedule C-2

Use of proceeds
The incremental proceeds from the increase in the offering size will be used to reduce borrowings under the revolving credit facility to be used for the redemption of the 11.50% Senior Notes.
__________________________________________________

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and outside the United States solely to non-U.S. persons as defined under Regulation S under the Securities Act.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Schedule C-3

SCHEDULE D
Realogy Group LLC – Wholly Owned and/or Majority Owned Subsidiaries
Access Title LLC (joint venture)
Alpha Referral Network LLC
American Title Company of Houston
Apple Ridge Funding LLC
Apple Ridge Services Corporation
ATCOH Holding Company
Bendonald Title, LLC
Better Homes and Gardens Real Estate Licensee LLC
Better Homes and Gardens Real Estate LLC
Bromac Title Services LLC
Burgdorff LLC
Burnet Realty LLC
Burnet Title Holding LLC
Burnet Title LLC
Burnet Title of Indiana, LLC (joint venture)
Burrow Escrow Services, Inc.
Career Development Center, LLC
Cartus Asset Recovery Corporation
Cartus Business Answers (No. 2) Plc
Cartus B.V.
Cartus Corporation
Cartus Corporation Limited (HK)
CARTUS CORPORATION PTE. LTD.
Cartus Financial Corporation
Cartus Financing Limited
Cartus Funding Limited
Cartus Global Holdings Limited
Cartus Holdings Limited
Cartus II Limited
Cartus India Private Limited
Cartus Limited
Cartus Management Consulting (Shanghai) Co., Ltd.
Cartus Partner Corporation
Cartus Property Services Limited
Cartus Puerto Rico Corporation
Cartus Relocation Canada Limited (Canada)
Cartus Relocation Canada Limited (UK)
Cartus Relocation Corporation
Cartus Relocation Hong Kong Limited
Cartus Relocation Limited
Cartus Sarl
Cartus SAS

Schedule D-1
093331-4206-14206-13934990

Cartus Services II Limited
Cartus Services Limited
Cartus UK Plc
CB Commercial NRT Pennsylvania LLC
CDRE TM LLC
Century 21 Real Estate LLC
CGRN, Inc.
Coldwell Banker Canada Operations ULC
Coldwell Banker Commercial Pacific Properties LLC
Coldwell Banker LLC
Coldwell Banker Pacific Properties LLC
Coldwell Banker Real Estate LLC
Coldwell Banker Real Estate Services LLC
Coldwell Banker Residential Brokerage Company
Coldwell Banker Residential Brokerage LLC
Coldwell Banker Residential Real Estate LLC
Coldwell Banker Residential Referral Network (CA Corp.)
Coldwell Banker Residential Referral Network, Inc. (PA)
Colorado Commercial, LLC
Cornerstone Title Company
Equity Title Company
Equity Title Messenger Service Holding LLC
ERA Franchise Systems LLC
Fairtide Insurance Ltd.
First Advantage Title, LLC (joint venture)
First California Escrow Corporation
First Place Title, LLC (joint venture)
Franchise Settlement Services LLC
Global Client Solutions LLC
Guardian Holding Company
Guardian Title Agency, LLC
Guardian Title Company
Gulf South Settlement Services, LLC
Home Referral Network LLC
Jack Gaughen LLC
Kenosia Funding, LLC
Keystone Closing Services LLC
Lakecrest Title, LLC
Lincoln Title, LLC (joint venture)
Market Street Settlement Group LLC
Mercury Title LLC (joint venture)
Metro Title, LLC (joint venture)
Mid-Atlantic Settlement Services LLC
National Coordination Alliance LLC
NRT Arizona Commercial LLC

Schedule D-2
093331-4206-14206-13934990

NRT Arizona LLC
NRT Arizona Referral LLC
NRT Colorado LLC
NRT Columbus LLC
NRT Commercial LLC
NRT Commercial Utah LLC
NRT Development Advisors LLC
NRT Devonshire LLC
NRT Hawaii Referral, LLC
NRT Insurance Agency, Inc.
NRT LLC
NRT Mid-Atlantic LLC
NRT Missouri LLC
NRT Missouri Referral Network LLC
NRT New England LLC
NRT New York LLC
NRT Northfork LLC
NRT Philadelphia LLC
NRT Pittsburgh LLC
NRT Referral Network LLC (DE)
NRT Referral Network LLC (Utah)
NRT Rental Management Solutions LLC
NRT Relocation LLC
NRT REOExperts LLC
NRT Settlement Services of Missouri LLC
NRT Settlement Services of Texas LLC
NRT Sunshine Inc.
NRT Texas LLC
NRT Title Services of Maryland, LLC (joint venture)
NRT Utah LLC
NRT West, Inc.
ONCOR International LLC
Primacy Closing Corporation
Primacy Domestic Quarters, LLC
Primacy Relocation Consulting (Shanghai) Co., Ltd.
Processing Solutions LLC
Pu Bai Si
Quality Choice Title LLC (joint venture)
Real Estate Referral LLC
Real Estate Referrals LLC
Real Estate Services LLC
Realogy Blue Devil Holdco LLC
Realogy Cavalier Holdco, LLC
Realogy Charitable Foundation, Inc.
Realogy Franchise Group LLC

Schedule D-3
093331-4206-14206-13934990

Realogy Global Services LLC
Realogy Licensing LLC
Realogy Operations LLC
Realogy Services Group LLC
Realogy Services Venture Partner LLC
Referral Associates of New England LLC
Referral Network LLC (FL)
Referral Network Plus, Inc.
Referral Network, LLC (CO)
Riverbend Title, LLC (joint venture)
RT Title Agency, LLC (joint venture)
Secured Land Transfers LLC
Security Settlement Services, LLC (joint venture)
Skyline Title, LLC (joint venture)
Sotheby's International Realty Affiliates LLC
Sotheby's International Realty Licensee LLC
Sotheby's International Realty Referral Company, LLC
Sotheby's International Realty, Inc.
St. Joe Title Services LLC
St. Mary's Title Services, LLC (joint venture)
TAW Holding Inc.
Texas American Title Company
The Masiello Group Closing Services, LLC (joint venture)
The Sunshine Group (Florida) Ltd. Corp.
The Sunshine Group, Ltd.
Title Resource Group Affiliates Holdings LLC
Title Resource Group Holdings LLC
Title Resource Group LLC
Title Resource Group Services LLC
Title Resource Group Settlement Services, LLC
Title Resources Guaranty Company
Title Resources Incorporated
TRG Services, Escrow, Inc.
TRG Settlement Services, LLP
True Line Technologies LLC (joint venture)
Trust with Wells Fargo Bank Northwest, N.A. relating to 1/8 fractional interest in aircraft
Valley of California, Inc.
Waydan Title, Inc.
West Coast Escrow Company
World Real Estate Marketing LLC
WREM of Arizona LLC
WREM of Idaho LLC
WREM of Maine LLC
WREM of Nevada LLC
WREM, Inc.

Schedule D-4
093331-4206-14206-13934990

EXHIBIT A-1
Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
.

Exhibit A-1-1
093331-4206-14206-13934990

EXHIBIT A-2
Form of Negative Assurance Letter of Skadden, Arps, Slate, Meagher & Flom LLP

Exhibit A-2-1
093331-4206-14206-13934990

EXHIBIT B
Form of Opinion and Negative Assurance Letter of Marilyn J. Wasser

Exhibit B-1
093331-4206-14206-13934990

EXHIBIT C
Form of Local Counsel Opinion

1.
[●] has been duly [incorporated] [formed] and is validly existing and in good standing under the laws of the State of [●]. [●] has all necessary [corporate] [limited liability company] power and authority to execute and deliver the Transaction Agreements to which it is a party and to perform its obligations thereunder.

2.
The execution and delivery by [●] of the Transaction Agreements to which it is a party and the performance by [●] of its obligations under such Transaction Agreements have been duly authorized by all requisite [corporate] [limited liability company] action on the part of [●].

3.
The execution and delivery by [●] of the Transaction Agreements to which it is a party and the performance by [●] of its obligations under such Transaction Agreements (i) do not violate the [Certificate of Incorporation or By-laws of [●]] [Certificate of Formation or Operating Agreement of [●]], (ii) do not violate any statute, rule or regulation of the State of [●] which such counsel has, in the exercise of customary professional diligence, recognized as applicable to the transactions of the type contemplated by the Transaction Agreements or any order set forth in the Officer’s Certificate attached to such opinion issued pursuant to any [●] State statute by any court or governmental agency or body having jurisdiction over [●] or any of its properties (other than applicable [●] State securities or “Blue Sky” laws, as to which such counsel does not express any opinion) and (iii) do not constitute a violation of, or a breach or default under, or result in the creation or imposition of any Lien upon any property of [●] under, the terms of any applicable contract.

4.	The Transaction Agreements have each been duly executed and delivered by [●].
1.No authorization, permit or approval by, and no consent of, order of or filing or registration or qualification of or with, any governmental authority of the State of [●] or, to such counsel’s knowledge, any court of the State of [●], is required to be made or obtained on [●]’s part under any statute, rule or regulation of the State of [●] which such counsel has, in the exercise of customary professional diligence, recognized as applicable to [●] or to transactions of the type contemplated by the Transaction Agreements for the execution, delivery and performance by [●] of the Transaction Agreements to which it is a party, other than (i) those that have been made or obtained and are in full force and effect and (ii) applicable [●] State securities or “Blue Sky” laws.

____________________________
1    Define to include the Indenture, the Purchase Agreement and the Note Guarantee of such Guarantor.

Exhibit C-1
093331-4206-14206-13934990

EXHIBIT D
Form of Chief Financial Officer and Chief Accounting Officer’s Certificate
Each of the undersigned, pursuant to Section 8(j) of the Purchase Agreement, dated April 23, 2013 (the “Purchase Agreement”), among Realogy Group LLC (the “Company”), The Sunshine Group (Florida) Ltd. Corp., Realogy Holdings Corp., the subsidiary guarantors listed on Annex A thereto and J.P. Morgan Securities LLC, as representative of the several underwriters listed on Schedule A thereto, hereby certifies in his or her capacity as the chief financial officer or chief accounting officer of the Company, and not in his or her individual capacity, on behalf of the Company, that, as of the date hereof, the undersigned, has specific knowledge of the Company’s financial matters, and, based on his or her examination of the Company’s financial records and schedules undertaken by himself or herself or members of his or her staff who are responsible for the Company’s financial accounting matters, hereby certifies that:

1.
The undersigned has (i) reviewed the General Disclosure Package and the Final Offering Memorandum relating to the offering of the Notes, (ii) supervised the compilation of the financial data and information included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and (iii) read the Company’s financial statements, books and records or schedules or analyses derived therefrom that the undersigned has deemed necessary to make the certifications and to perform the procedures set forth herein.

2.
The financial and statistical data and information contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum (the “Financial Data”) (i) are derived from the internal accounting records of the Company, (ii) are prepared on a basis substantially consistent with the audited financial statements of the Company included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and (iii) present fairly, in all material respects, the financial position, results of operations and operational performance of the Company as of and for the periods presented.

3.
The undersigned has read each of the items identified on the attached selected pages contained in the General Disclosure Package and the Final Offering Memorandum attached hereto as Annex A and compared each such item with the corresponding amount included in the Company’s audited financial statements and notes thereto for the applicable periods and found them to be in agreement.

Capitalized terms not defined in this certificate have the meaning ascribed to them in the Purchase Agreement.

1.

Exhibit D-1
093331-4206-14206-13934990

ANNEX A
Guarantors

Case Title Company
Coldwell Banker Real Estate LLC
Coldwell Banker Residential Brokerage Company
Coldwell Banker Residential Real Estate LLC
Coldwell Banker Residential Referral Network
Cornerstone Title Company
Equity Title Company
National Coordination Alliance LLC
Realogy Operations LLC
Referral Network Plus, Inc.
Valley of California, Inc.
Colorado Commercial, LLC
Guardian Title Agency, LLC
NRT Colorado LLC
Referral Network, LLC
Better Homes and Gardens Real Estate Licensee LLC
Better Homes and Gardens Real Estate LLC
Burgdorff LLC
Career Development Center, LLC
Cartus Asset Recovery Corporation
Cartus Corporation
CB Commercial NRT Pennsylvania LLC
CDRE TM LLC
Century 21 Real Estate LLC
CGRN, Inc.
Coldwell Banker LLC
Coldwell Banker Real Estate Services LLC
Coldwell Banker Residential Brokerage LLC
Equity Title Messenger Service Holding LLC
ERA Franchise Systems LLC
Franchise Settlement Services LLC
Global Client Solutions LLC
Guardian Holding Company
Gulf South Settlement Services, LLC
Jack Gaughen LLC
Keystone Closing Services LLC
NRT Arizona Commercial LLC
NRT Arizona LLC
NRT Arizona Referral LLC
NRT Columbus LLC
NRT Commercial LLC

Annex A-1

NRT Commercial Utah LLC
NRT Development Advisors LLC
NRT Devonshire LLC
NRT Hawaii Referral, LLC
NRT LLC
NRT Mid-Atlantic LLC
NRT Missouri LLC
NRT Missouri Referral Network LLC
NRT New England LLC
NRT New York LLC
NRT Northfork LLC
NRT Philadelphia LLC
NRT Pittsburgh LLC
NRT Referral Network LLC
NRT Relocation LLC
NRT REOExperts LLC
NRT Settlement Services of Missouri LLC
NRT Settlement Services of Texas LLC
NRT Sunshine Inc.
NRT Utah LLC
NRT West, Inc.
ONCOR International LLC
Real Estate Referral LLC
Real Estate Referrals LLC
Real Estate Services LLC
Realogy Franchise Group LLC
Realogy Global Services LLC
Realogy Licensing LLC
Realogy Services Group LLC
Realogy Services Venture Partner LLC
Secured Land Transfers LLC
Sotheby's International Realty Affiliates LLC
Sotheby's International Realty Licensee LLC
Sotheby’s International Realty Referral Company, LLC
Title Resource Group Affiliates Holdings LLC
Title Resource Group Holdings LLC
Title Resource Group LLC
Title Resource Group Services LLC
Title Resources Incorporated
World Real Estate Marketing LLC
WREM, Inc.
Referral Network LLC
St. Joe Title Services LLC
Coldwell Banker Commercial Pacific Properties LLC
Coldwell Banker Pacific Properties LLC

Annex A-2

NRT Insurance Agency, Inc.
Referral Associates of New England LLC
Mid-Atlantic Settlement Services LLC
Sotheby’s International Realty, Inc.
Burnet Realty LLC
Burnet Title LLC
Burnet Title Holding LLC
Home Referral Network LLC
Market Street Settlement Group LLC
The Sunshine Group, Ltd.
Coldwell Banker Residential Referral Network, Inc.
TRG Settlement Services, LLP
Lakecrest Title, LLC
Alpha Referral Network LLC
American Title Company of Houston
ATCOH Holding Company
NRT Texas LLC
Processing Solutions LLC
TAW Holding Inc.
Texas American Title Company

Annex A-3